UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington , D.C. 20549

FORM 8-K

CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 14, 2008

THE BEAR STEARNS COMPANIES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification No.)

383 Madison Avenue, New York, New York       10179
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:           (212) 272-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.0 2. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 14, 2008, the Compensation Committee of the Board of Directors of The Bear Stearns Companies Inc. (the “Company ”) approved the performance goals and formula for the fiscal year ended November 30, 2008 that will be used to determine both cash and non-cash bonus awards under the Company’s Performance Compensation Plan. Under the terms of the Performance Compensation Plan, the Compensation Committee will review the ultimate performance of the Company and each of the participants in the Performance Compensation Plan at the end of fiscal 2008 in order to determine both the cash and non-cash bonus awards payable under the plan and whether to exercise negative discretion and reduce the amounts due to a participant below the amounts calculated in determining the applicable bonus pools.

For fiscal 2008, the performance goals used to determine the bonus pool for members of the Company's Executive Committee, which includes the Chief Executive Officer and President, the Chief Operating Officer and Chief Financial Officer, the Executive Vice President and Co-Head of the Fixed Income Division of the Company, and the Chairman of the Executive Committee will be based upon return on equity. The size of the Executive Committee bonus pool will vary with a minimum bonus pool of zero if the Company does not reach a certain threshold. In addition, the Compensation Committee determined the percentage of the Executive Committee bonus pool assigned to each of the participants in the Executive Committee bonus pool; provided that, consistent with the bonus pool for the prior fiscal year, the maximum amount allocable to any participant in the Executive Committee bonus pool shall not exceed 2.5% of the Company’s pre-tax income.

In addition, the Compensation Committee approved the performance goals for three additional bonus pools under the Performance Compensation Plan for an additional twelve participants, which included all other executive officers of the Company and certain other select employees. For fiscal 2008, the performance goals used to determine the bonus pools will be based upon a combination of targets based upon pre-tax return on equity, departmental income and expense controls. The size of the bonus pools will vary with minimum bonus pools of zero if the Company does not reach a certain threshold. In addition, the Compensation Committee determined the percentage of the bonus pools assigned to each of the participants in the bonus pools; provided that, consistent with the bonus pool for the prior fiscal year, the maximum amount allocable to any participant in these bonus pools shall not exceed 2.5% of the Company’s pre-tax income.

Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEAR STEARNS COMPANIES INC.

By: /s/ Jeffrey M. Farber

Jeffrey M. Farber
Senior Vice President – Finance, Controller
(Principal Accounting Officer)

Dated:      February 21, 2008